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                            GULF STATES STEEL, INC.
                                                                   Exhibit 10.15

Mr. Jack R Collins Senior
Vice President and CFO
Gulf States Steel, Inc.
                                                              September 24, 1997
Dear Jack:

This letter amends and revises the current agreement ("AGREEMENT") between you, Jack R. Collins ("COLLINS"), and Gulf States Steel, Inc. ("COMPANY").

                                  WITNESSETH:

    WHEREAS, COLLINS continues to be a valuable asset to the COMPANY in his new capacity, effective September 1, 1997, as Senior Vice President and COO (Chairman of the Office of the President); and

    WHEREAS, the COMPANY wishes for COLLINS to continue full-time employment through the orderly acquisition of a successor, or at least until April 30, 1998.

    NOW, THEREFORE, in consideration of the premises and their mutual covenants set forth here and in the AGREEMENT, the parties agree to amend and revise the AGREEMENT as follows:

1.   TERM. The term of this AGREEMENT shall be revised to December 31, 1999, or
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     fifteen months from COLLINS' retirement from full-time employment, whichever comes first, and "Base Compensation" will continue in full until that date.
2.   COMPENSATION. "Base Compensation" shall be increased to $15,500 per month,
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     and all applicable bonuses and incentives for company officers shall apply.
     This compensation level may be increased, as appropriate, by the President and CEO. In addition, a Special Bonus, based upon the performance, against objectives, of the Office of the President, shall be paid to COLLINS, upon approval of the President and CEO.
3.   CONTRACT WORK. Upon retirement, COLLINS will be offered to perform ongoing
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     services for the COMPANY on a contract basis. Contract rates will be negotiated at the time of retirement.
4.   ONGOING BENEFITS. The benefit of stock option vesting under the GSS Holding
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     Corp. Incentive Stock Option Agreements will continue through the term of
     COLLINS' above CONTRACT WORK with the COMPANY, provided he performs an average of at least twenty (20) hours per month of such work for any given quarter.
5.   BONUS PLAN. After retirement, COLLINS will continue to be eligible for the
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     BPM Bonus Plan, to be applied to time worked under CONTRACT WORK.

     IN WITNESS WHEREOF, the undersigned have executed this amendment and revision to the AGREEMENT as of the twenty-fourth day of September, 1997.

WITNESS:                                           GULF STATES STEEL, INC.
/s/ Judy R. Lefler                          /s/ John D. Lefler
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                                                    President and CEO
                                            Date:            9/24/97
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/s/ Terri Collins                           By: /s/ Jack R. Collins
---------------------------                    --------------------------------
                                                    Jack R. Collins
                                            Date:            9/24/97
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